                 CONFIDENTIAL DRAFT FOR DISCUSSION PURPOSES ONLY
             PLEASE DO NOT DISTRIBUTE UNTIL APPROVED BY ALL PARTIES

                                                      Approved
CONTACT:
John Baldissera                                       C.   Gross ___      OK ___
BPC Financial Marketing                               C.   Wright ______________
800-275-2442                                          H.   Pangus ______________
                                                      PNC  _____________________

            UTEK CORPORATION ANNOUNCES FINANCIAL RESULTS FOR QUARTER
                            ENDED SEPTEMBER 30, 2003
  - QUARTERLY NET INCREASE IN NET ASSETS OF $0.76 PER DILUTED SHARE REPORTED -

PLANT CITY, FLA - November 3, 2003 -- UTEK Corporation (AMEX: UTK) today announced third quarter 2003 results.

QUARTER ENDED SEPTEMBER 30, 2003 FINANCIAL RESULTS

For the quarter ended September 30, 2003, income from operations (revenue) was $1,723,250, as compared to $688,828 for the quarter ended September 30, 2002, an increase of 150%. The net income from operations was $835,144 for the quarter ended September 30, 2003 as compared to $26,675 for the quarter ended September 30, 2002, an increase of 303%.

The net increase (decrease) in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was an increase of $3,406,071 or $.76 per diluted common share outstanding for the quarter ended September 30, 2003, as compared to a decrease of $(748,315) or $(.19) per diluted common share outstanding for the quarter ended September 30, 2002. Approximately 89% and 82% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended September 30, 2003 and 2002, respectively. Diluted weighted average shares outstanding were 4,465,432 and 3,925,672 for the quarters ended September 30, 2003 and 2002, respectively.

Net asset value per common share outstanding increased to $2.20 at September 30, 2003, from $1.87 at December 31, 2002, an increase of 18%.

UTEK creates value for universities and laboratory research centers by finding, acquiring and transferring intellectual capital to commercial partners. Technology firms benefit from having the opportunity to commercialize new technologies developed outside their organizations by universities, medical centers and federal research laboratories.

The following tables contain comparative selected financial data as of September 30, 2003 and December 31, 2002 and for the three-month and nine-month periods ended September 30, 2003 and 2002,

BALANCE SHEET DATA
(AT END OF PERIOD):                  September 30            December 31                Percentage
                                        2003                    2002                     Increase
                                     ------------            -----------                ----------
                                     (Unaudited)

Total investments                    $ 8,480,769            $ 6,208,090                     37%
Total assets                         $11,393,626            $ 7,863,140                     45%
Total net assets                     $ 9,789,291            $ 7,346,057                     33%
Common shares outstanding              4,452,122              3,925,672                     13%
Net asset value per share            $      2.20            $      1.87                     18%


STATEMENT OF OPERATIONS DATA:                                       Three months ended               Nine Months ended
                                                                       September 30                    September 30
                                                                ---------------------------     ---------------------------
                                                                   2003            2002            2003            2002
                                                                -----------     -----------     -----------     -----------
                                                                (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Income from operations:
Sale of technology rights                                       $ 1,473,121     $   465,150     $ 2,035,978     $ 2,088,254
Consulting fees                                                     241,419         221,596         785,971         796,009
Investment income, net                                                8,710           2,082          12,207          31,779
                                                                -----------     -----------     -----------     -----------
                                                                  1,723,250         688,828       2,834,156       2,916,042

Expenses:
Salaries and wages                                                  196,073         180,261         537,489         599,238
Professional fees                                                   258,154         116,090         641,164         427,851
Sales and marketing                                                 256,468         173,137         445,034         613,280
General and administrative                                          258,083         176,814         860,348         830,339
                                                                -----------     -----------     -----------     -----------
                                                                    968,778         646,302       2,484,035       2,470,708
Income before income taxes                                          754,472          42,526         350,121         445,334
Provision for income taxes (benefit)                                (80,672)         15,851         131,750         172,059

Net income from operations                                      $   835,144     $    26,675     $   218,371     $   273,275
                                                                ===========     ===========     ===========     ===========

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax
benefit of $ 31,540 and $137,389 for the three
and nine months ended September 30, 2003, respectively,
and $20,786 and $82,640 for the three and nine months ended
September 30, 2002, respectively                                    (52,275)        (34,444)       (227,715)       (136,963)
                                                                -----------     -----------     -----------     -----------
Change in unrealized appreciation (depreciation) of
non-controlled affiliate investments, net of deferred
income tax expense (benefit) of $1,582,669 and $294,915
for the three and nine months ended September 30, 2003,
respectively, and $(446,797)and $(1,474,047) for the
three and nine months ended September 30, 2002, respectively      2,623,202        (740,546)        488,808      (2,443,477)
                                                                -----------     -----------     -----------     -----------
Net increase (decrease) in net assets from operations           $ 3,406,071     $  (748,315)    $   479,464     $(2,307,165)
                                                                ===========     ===========     ===========     ===========

About UTEK Corporation

UTEK(R) is an innovative technology transfer company dedicated to building bridges between university-developed technologies and commercial organizations. UTEK, along with its TechEx on-line and PAX European divisions, identifies and transfers new technologies from universities and research centers to the marketplace. UTEK is a business development company providing research-outsourcing services to commercial enterprises and technology-transfer services to research institutions.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are "forward-looking statements". These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK "expects," "anticipates" or words of similar import. Similarly, statements that describe UTEK's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Forward-looking statements made herein are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filings with the Securities and Exchange Commission.

                                      -end-